Exhibit 99.1

Playboy Welcomes Jennifer Cabalquinto to its Board of Directors

LOS ANGELES, June 4, 2026 (GLOBE NEWSWIRE) -- Playboy, Inc. (NASDAQ: PLBY) (the “Company” or “Playboy”), a leading pleasure and leisure lifestyle company, and one of the most recognizable and iconic brands in the world, today announced the appointment of respected finance executive Jennifer Cabalquinto to its Board of Directors (the “Board”). Ms. Cabalquinto joins the Board as an independent director, filling a vacant seat and restoring the Board to a total of seven directors with a majority of independent directors, thereby also restoring the Company to compliance with Nasdaq independent director requirements.

Ms. Cabalquinto currently serves as Chair of the Board of Directors of KQED, the San Francisco Bay Area’s PBS and NPR affiliate, and she previously chaired KQED’s Finance Committee. Ms. Cabalquinto also currently serves on the board of the American Century Investments California funds, where she chairs the Audit Committee and serves on the Technology & Risk Committee and Portfolio Committee. Ms. Cabalquinto previously served as an independent director and Audit Committee Chair of Sabio Holdings Inc., a publicly traded ad-tech company, from 2022 to 2024. In addition to her public company and mutual fund governance experience, Ms. Cabalquinto has served on the boards of private equity-backed companies and nonprofit organizations, providing oversight of audit, risk management, strategy, and finance matters. From 2021 to 2023, Ms. Cabalquinto served as Chief Financial Officer of 2K, a publishing label of Nasdaq-listed Take-Two Interactive Software, Inc. In that role, she led finance operations and business process transformation initiatives supporting Take-Two’s global video game publishing business. From 2013 to 2020, Ms. Cabalquinto served as Chief Financial Officer of Golden State Warriors Sports, LLC. In that role, she oversaw financial planning, accounting, treasury, and strategic finance activities for the organization and its related entities, including the Chase Center development project.

“Jennifer brings a wealth of experience to the Board, having helped run and guide media, entertainment, sports, consumer, and technology-related businesses,” said Ben Kohn, Playboy’s Chief Executive Officer. “I look forward to working with Jennifer on our Board and the expertise she will bring to support Playboy as it pursues growth in licensing, media and experiences, hospitality and at Honey Birdette.”

Cabalquinto added, “I am honored to join the Playboy Board at such a dynamic point in the Company’s evolution. Playboy is a truly iconic brand with significant opportunities ahead, and I look forward to drawing on my experience across media, entertainment, sports, consumer and technology businesses to help support the Board’s oversight of the Company’s strategy, financial discipline and continued growth.”

About Playboy, Inc.

Playboy (Nasdaq: PLBY) is a global pleasure and leisure company, built on one of the most globally recognized brands. By leveraging its iconic intellectual property, Playboy pursues an asset-light model across licensing, digital content, consumer products and experiential offerings, helping consumers worldwide to live more fulfilling lives. To learn more, please visit https://investors.playboy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s high concentration of licensing revenue from a small number of licensees; (12) the Company’s ability to comply with the terms of its indebtedness and other obligations; (13) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (14) other risks and uncertainties indicated from time to time in the Company’s Annual Report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact:
Lucas A. Zimmerman
Managing Director
MZ Group - MZ North America
+1 (949) 259-4987
PLBY@mzgroup.us or investors@playboy.com

Public Relations Contact: press@playboy.com